AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1998
                                       INVESTMENT COMPANY ACT FILE NO. 811-05348

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------

                                    FORM N-2

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 8


                               THE THAI FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                           1221 Avenue of the Americas
                            New York, New York 10020
                    (Address of Principal Executive Offices)

                                 (212) 762-7500
              (Registrant's Telephone Number, including Area Code)

                          Harold J. Schaaff, Jr., Esq.
                               The Thai Fund, Inc.
                      Morgan Stanley Asset Management Inc.
                     1221 Avenue of the Americas, 22nd Floor
                            New York, New York 10020
                     (Name and Address of Agent for Service)



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                                EXPLANATORY NOTE

         This filing is made solely for the purpose of filing as an Exhibit the amended By-Laws of The Thai Fund, Inc.


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                                     PART C

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

         Registrant's By-Laws, as amended by the Board of Directors through June 24, 1998, are filed herewith as Exhibit 2.b.


                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York, on the 27th day of August 1998.


THE THAI FUND, INC.                    By /s/ STEFANIE V. CHANG
                                          -----------------------------
                                          Stefanie V. Chang
                                          Vice President





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                                  EXHIBIT INDEX


Exhibit No.  Description                                        Method of Filing
-----------  -----------                                        ----------------

2.b.         By-Laws of the Registrant, as amended by the       Filed herewith.
             Board of Directors through June 24, 1998.